                                                      Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Penril DataComm Networks, Inc. on Form S-8 of our reports dated
October 17, 1995 (February 9, 1996 as to Note 12), appearing in the Annual Report on Form 10-K/A of Penril DataComm Networks, Inc. for the year ended July 13, 1995.


\s\Deloitte & Touche, LLP
- ---------------------------
Deloitte & Touche, LLP


Washington, D.C.
May 31, 1996